Exhibit 99.1

The Lovesac Company to Announce Fourth Quarter and Fiscal 2020 Earnings Results

STAMFORD, Conn., April 2, 2020 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) today announced that its financial results for the fourth quarter and fiscal 2020 will be released before market open on Thursday, April 16, 2020. The Company will host a conference call at 8:30 a.m. Eastern Time to discuss the financial results.

Investors and analysts interested in participating in the call are invited to dial 877-407-3982 (international callers please dial 201-493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.lovesac.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.lovesac.com for 90 days.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand with 91 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx-shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Investor Relations Contacts:

Rachel Schacter, ICR

(203) 682-8200

InvestorRelations@lovesac.com